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                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report incorporated by reference and to all references to our Firm included in or made a part of this Form S-3 registration statement. It should be noted that we have not audited any financial statements of Burns Aerospace Corporation subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.

                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
November 15, 1996